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                                                               Exhibit 10(xviii)



                     SEPARATION OF EMPLOYMENT AGREEMENT AND
                    GENERAL RELEASE AND CONSULTING AGREEMENT

         WHEREAS Timothy M. Leonard (hereinafter "Leonard") has been employed by DBT Online, Inc., a Pennsylvania corporation (hereinafter the "Company").

         WHEREAS, the parties hereto desire to set forth their agreements with respect to the termination of Leonard's employment and desire to assure the continued service of Leonard upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the covenants, conditions, representations and acknowledgments, and in reliance upon the agreements and releases of each of the parties as set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

         1. TERMINATION OF EMPLOYMENT Leonard shall be employed by the Company from the date hereof until February 15, 2000, unless another date is mutually agreed upon by the parties, upon which Leonard's employment with the Company shall be terminated (the "Termination Date"). Through the Termination Date Leonard agrees to perform his assignment in a professional manner and in the best interests of the Company, understanding that he may take some time off for reasonable job search. Specifically, Leonard will be responsible for closing the 1999 books, overseeing the year end audit and otherwise performing customary and normal duties of the Chief Financial Officer. The Company and Leonard acknowledge that the employment of Leonard by the Company, and all rights and obligations of any nature of the Company and Leonard with respect to such employment, will be duly terminated effective the Termination Date. Leonard further acknowledges and agrees that payments made or to be made and benefits provided or to be provided hereunder are in lieu of any and all compensation and benefits of any nature whatsoever due to Leonard under any other agreement or arrangement (whether written or oral) between or binding upon the Company and Leonard.


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         2. CONSULTING ARRANGEMENT. In consideration of Leonard's execution of this Agreement and his agreement to be legally bound by its terms, the Company desires to enter into a consulting relationship with Leonard, in accordance with the terms and conditions hereinafter set forth.

                  2.1 CONSULTING TERM. Leonard shall perform consulting services for the Company for the term beginning on the Termination Date and ending on the one year anniversary of the Termination Date and, provided Leonard has performed his employment and consulting duties in a professional manner and has comported himself in the best interest of the Company, for an additional twelve month consulting term, on such terms and conditions as the Chief Executive Officer and the Board of Directors shall determine (collectively the "Consulting Term"). If Leonard is not so performing or comporting, the Company shall provide him with written notice thereof and reasonable time to cure. During the Consulting Term, Leonard will be considered a "Key Advisor," as defined under the Company's Stock Option Plan, for purposes of determining the time during which vested stock options granted pursuant to the Stock Option Plan continue to be exercisable.

                  2.2 DUTIES AND RESPONSIBILITIES. During the Consulting Term, Leonard shall provide consulting services to the Company as an independent contractor and not as an employee of the Company. Leonard shall at all times during the Consulting Term act as an independent contractor and during such period nothing hereunder shall create or imply a relationship of employer-employee between the Company and Leonard. Leonard shall provide consultation as requested by the Company, at the times and on the occasions reasonably requested by the Company and reasonably convenient to Leonard. During the Consulting Term, Leonard shall at all times comply with all reasonable policies and procedures adopted by the Company, including without limitation the procedures and policies adopted by the Company regarding conflicts of interest and confidentiality of the Company's business information.






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                  2.3 EXTENT OF SERVICE. During the Consulting Term, Leonard
agrees to devote such time, attention and energy as is necessary to fulfill his duties and responsibilities as a consultant under Section 2.2 hereof.

         3. CONSIDERATION. In full consideration of and in exchange for Leonard's execution of this Separation of Employment Agreement and General Release and Consulting Agreement, and his agreement to be legally bound by its terms, Company will provide Leonard with the following payments or consideration, to which he would not otherwise be entitled:

         (a) From the date hereof until the Termination Date, the Company shall compensate Leonard on the same basis as Leonard is compensated on the date hereof.

         (b) For all services rendered by Leonard as a consultant to the Company during the Consulting Term, the Company shall pay Leonard $12,916.66 per month for the period beginning on the Termination Date and ending on the one year anniversary of the Termination Date (the "First Anniversary Date") payable on the 15th of each month beginning February 15, 2000 (until a total of $155,000 is paid), and for any period after the First Anniversary Date such compensation in such form as the Chief Executive Officer and the Board of Directors shall determine.

         (c) Leonard will receive his bonus for 1999 payable in 2000, provided that the Board authorizes a bonus for any officer of the Company. Leonard will receive no bonus for any years after 1999. He will





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                  also receive a special $15,000 net transition payment payable
                  February 4, 2000.

         (d) During the Consulting Term, Leonard shall be solely responsible for the payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws that pertain to the compensation paid or benefits provided to Leonard for his performance of consulting services.

         (e) Leonard agrees that, to the extent there are any taxes to Leonard or the Company arising from the payments made by the Company pursuant to this section, he shall be exclusively responsible for any payment of federal and state taxes on the payments set forth above.

         (f) The Company agrees to provide extended family coverage under its insured health and dental plan to Leonard to the extent that he does not have coverage under another plan from the Termination Date through the First Anniversary Date, at which time Leonard will be offered standard COBRA coverage on the same basis and for the same period as other participants and beneficiaries. Leonard will notify the Company at the commencement of any coverage under another health and/or dental insurance plan. To the extent that Leonard does not have coverage under another plan, and remains covered under the Company's medical and dental plan, the Company further agrees to reimburse Leonard for medical






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                  expenses accrued from the Termination Date through the First
                  Anniversary Date that are not covered by the Company's insured health and/or dental plan, including participant premium costs, copayments and deductibles, on the same basis and to the same extent such reimbursements are provided to senior executives of the Company.

         (g) As of the Termination Date, the Company will assume the obligations under Leonard's automobile lease at Company's expense, including Leonard's personal guarantee of the lease, but Leonard will have use of this automobile through up to July 24, 2000. Additionally, the Company will pay for all insurance, maintenance, and repairs in this period. Leonard will return the automobile to the Company by the end of that period.

         (h) With respect to stock options granted to Leonard on January 13, 1997, the parties agree that Leonard will vest on the vesting date in those options that are first exercisable on or before January 13, 2000. With respect to stock options granted to Leonard on June 4, 1997, the parties agree that, provided Leonard has performed his employment and consulting duties in a satisfactory manner and has comported himself in the best interest of the Company (subject to the notice and right to cure provisions provided in Section 2.1 hereof), Leonard will vest on the vesting date in those options that are first exercisable on or before June 4, 2000. Any of such stock






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                  options that are first exercisable on June 4, 2000 and that do not vest in accordance with the preceding sentence shall be forfeited and terminate prior to June 4, 2000. If Leonard is not so performing or comporting the Company shall provide him with written notice and reasonable time to cure. The terms governing these options are set forth in the Amended Stock Option Grant Letters executed contemporaneously with this Agreement and attached hereto as Exhibit 1. The parties further agree that Leonard will not be entitled to exercise or vest in any further stock options (including those granted to Leonard on August 2, 1999) as this Agreement terminates those options as of the date of this Agreement.

         (i) The Company shall promptly reimburse Leonard, as expended, for all reasonable out-of-pocket expenses of selling his primary residence in Parkland, Florida, including any brokerage commission on the sale; provided that the Company will not reimburse Leonard for any loss on the sale of his residence or moving expenses.

         (j) Leonard agrees that he is still subject to and continues to be governed by the Key Person Employment Agreement, Confidentiality Agreement and Covenant Against Competition
                  that he originally signed on January   , 1997, to the extent
                  that those terms are not inconsistent with this Agreement. Leonard further






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                  agrees he will not solicit employees of the Company through the end of the Consulting Term.

         Except as set forth in this Agreement, it is expressly agreed and understood that after the Termination Date the Company does not have, and will not have, any obligation to provide Leonard at any time in the future with any payments, bonuses, benefits or considerations other than those recited in paragraph 3.

         4. DEFINITION OF COMPANY. For purposes of this Agreement, the term "Company" shall include DBT Online, Inc., and its parents, subsidiaries, affiliates, and its and their officers, directors, shareholders, employees, agents, successors, assigns, heirs, executors, and administrators and any individual or organization related to DBT Online, Inc., and against whom or which Leonard could maintain a claim.

         5. RELEASE. In consideration of and in exchange for the promises of Company set forth above, Leonard on behalf of himself and his heirs, executors and administrators, intending to be legally bound, hereby permanently and irrevocably accepts termination by the Company according to the terms set forth in this Agreement, and releases and discharges Company from any and all causes of actions, suits, debts, claims and demands whatsoever, which Leonard had, has, or may have had up to and including the effective date of this Agreement, and will as of the Termination Date provide the Company as well a similar release and discharge up to and including the Termination Date, including those which are based on or are in any way related to his former employment with Company or the termination of that employment, excepting disputes relating to the Company's independently administered 401(k) plan. Leonard's release of claims and actions includes, but is not limited to, actions arising under the Age Discrimination in Employment Act (ADEA); Title VII of the Civil Rights Act of 1964, as






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amended; the Americans with Disabilities Act (ADA); the Fair Labor Standards Act
(FLSA); the Employee Retirement Income Security Act, as amended (ERISA); the Family and Medical Leave Act (FMLA); the Florida Civil Rights Act of 1992, as amended (FCRA); Florida Statutes Chapter 448.101, ET SEQ., commonly known as the Florida Private Whistleblower Act; and the common law, such as actions in tort or contract. Leonard also promises not to seek any personal relief whether legal or equitable in any proceeding brought by any agency or any other person.

         6. RETURN OF PROPERTY. Leonard agrees to promptly return all Company property, excluding the property contained on the itemized list attached hereto as Exhibit 2, to Kevin Barr, Human Resources Director of DBT Online, Inc.

         7. PERFORMANCE. The parties acknowledge that the performance of the promises of each are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth in this Agreement.

         8. ACKNOWLEDGMENT OF SEPARATION. Leonard hereby agrees and recognizes that as of the Termination Date his employment relationship with Company will be permanently and irrevocably severed and that Company will have no obligation to re-employ him in the future.

         9. NON-ADMISSION. Leonard agrees and acknowledges that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by Company.

         10. CERTIFICATION. Leonard hereby certifies that he has read the terms of this Separation of Employment Agreement and General Release and Consulting Agreement, that he has been advised by Company to consult with an attorney prior to executing this Agreement, that he has had an opportunity to do so, and that he understands this Agreement's terms and effects. Leonard further certifies that Company has not made any representations to Leonard concerning this Separation of Employment





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Agreement and General Release and Consulting Agreement other than those contained in this Agreement.

         11. NON-DISPARAGEMENT. Leonard will not issue any communication or statement, written or otherwise, that disparages, criticizes or otherwise reflects adversely upon the Company, except if testifying truthfully under oath pursuant to subpoena or other legal process. In the event Leonard is compelled by subpoena process to testify, he will provide, to the extent possible, written notice to the Company in time to permit the Company to seek an appropriate protective order or such other relief as may be necessary to enforce the Company's rights under this Agreement.

         12. EXECUTION. Leonard acknowledges that he is informed that prior to entering into this Agreement, he has a period of 21 days to consider this Agreement. He also understands that he has the right to revoke this Agreement for a period of 7 days following the signing (execution) of this Agreement by giving written notice to DBT Online, Inc., c/o Human Resources Director, Kevin Barr at 4530 Blue Lake Drive, Boca Raton, Florida 33431.

         13. SEVERABILITY. If any provision of this Separation of Employment Agreement and General Release and Consulting Agreement is deemed invalid, the remaining provisions shall not be affected.

         14. ENTIRE AGREEMENT. This Agreement, including its referenced attachments, contains the entire agreement between the parties and its terms are contractual and are not a mere recital. The parties expressly acknowledge that there exist no oral agreements or understandings that vary the terms or meaning of this Agreement. This Agreement supersedes and annuls any and all other agreements, contracts, promises, representations, whether oral or written, made by or on behalf of the parties, their personal representatives and/or their successors and assigns unless they are expressly incorporated herein.






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         15. ARBITRATION. Leonard and the Company agree that all disputes concerning the terms of this Agreement will be subject solely to binding arbitration. The arbitrator selection and conduct of the arbitration will be pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The place of the arbitration will be Palm Beach County, Florida.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Separation of Employment Agreement and General Release and Consulting Agreement this 12th day of January, 2000.


                                        DBT ONLINE, INC.


/s/ Timothy M. Leonard                  By:
----------------------------------         -------------------------------------
Timothy M. Leonard






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                                   EXHIBIT 2


1.       Desktop computer

2.       Printer

3.       Monitor

4.       Fax machine

5.       Laptop computer

                                DBT ONLINE, INC.
                                STOCK OPTION PLAN

                       AMENDED STOCK OPTION GRANT LETTER

                        DATE OF GRANT: JANUARY 13, 1997

This Agreement made this 12th day of January, 2000 constitutes an amendment to the Incentive Stock Option Agreement (the "Grant Letter") between DBT Online, Inc. (the "Company") and Timothy M. Leonard (the "Optionee") evidencing the grant made to the Optionee on January 13, 1997 under the terms of the DBT Online, Inc. Stock Option Plan (the "Plan"). All capitalized terms not defined herein shall have the meaning as defined in the Grant Letter or the Plan, as the case may be.

The Company and the Optionee, intending to be legally bound hereby, agree as follows:

1 . Section 3 of the Grant Letter is hereby amended by adding the following sentence at the end the thereof:

         Anything contained herein to the contrary notwithstanding, the Optionee acknowledges that the Option will cease to be treated as an "incentive stock option" under section 422 of the Code if it is not exercised within 90 days of the Termination Date, as such term is defined in the agreement between the Company and the Optionee entered into on the date first above written (the "Consulting Agreement")

2. Section 4 of the Grant Letter is hereby amended by adding the following sentence, flush to the margin, at the end thereof:

         Anything contained herein to the contrary notwithstanding, the Optionee shall be considered a Key Advisor during the Consulting Term, as such term is defined in the Consulting Agreement, and as such, the references in subsections (b) and (c) above to the termination of the Optionee's employment with the Company shall be read instead to mean the termination of the Optionee's services as a Key Advisor to the Company.

3. Except as expressly amended hereby, the terms of the Grant letter shall continue in full force and effect.


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4. This Agreement shall be effective and the Option shall be amended as provided herein as of the date first above written.



                                             DBT Online Inc.



                                             By: /s/
                                                 -------------------------------
                                             Title: President & CEO


                                             PARTICIPANT


                                             /s/ Timothy M. Leonard
                                             -----------------------------------
                                             Timothy M. Leonard





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                                DBT ONLINE, INC.
                               STOCK OPTION PLAN

                       AMENDED STOCK OPTION GRANT LETTER

                          DATE OF GRANT: JUNE 4, 1997


This Agreement made this 12th day of January, 2000 constitutes an amendment to the Incentive Stock Option Agreement (the "Grant Letter") between DBT Online, Inc. (the "Company") and Timothy M. Leonard (the "Optionee") evidencing the grant made to the Optionee on June 4, 1997 under the terms of the DBT Online, Inc. Stock Option Plan (the "Plan"). All capitalized terms not defined herein shall have the meaning as defined in the Grant Letter or the Plan, as the case may be.

The Company and the Optionee, intending to be legally bound hereby, agree as follows:

1 . Section 3 of the Grant Letter is hereby amended by adding the following sentence at the end the thereof:

         Anything contained herein to the contrary notwithstanding, the Optionee acknowledges that the Option will cease to be treated as an "incentive stock option" under section 422 of the Code if it is not exercised within 90 days of the Termination Date, as such term is defined in the agreement between the Company and the Optionee entered into on the date first above written (the "Consulting Agreement").

2. Section 4 of the Grant Letter is hereby amended by adding the following sentence, flush to the margin, at the end thereof:

         Anything contained herein to the contrary notwithstanding, the Optionee shall be considered a Key Advisor during the Consulting Term, as such term is defined in the Consulting Agreement, and as such, the references in subsections (b) and (c) above to the termination of the Optionee's employment with the Company shall be read instead to mean the termination of the Optionee's services as a Key Advisor to the Company.

3. Section 5 of the Grant Letter is hereby amended by adding the following sentence, flush to the margin, at the end thereof:

         Anything contained herein to the contrary notwithstanding, the Option shall vest as provided above if on the applicable vesting date the Optionee continues to be either an employee of, or Key Advisor to, the Company.


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4. Except as expressly amended hereby, the terms of the Grant letter shall continue in full force and effect.

5. This Agreement shall be effective and the Option shall be amended as provided herein as of the date first above written.



                                             DBT Online Inc.



                                             By: /s/
                                                 -------------------------------
                                             Title: President & CEO


                                             PARTICIPANT


                                             /s/ Timothy M. Leonard
                                             -----------------------------------
                                             Timothy M. Leonard





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                                    AMENDMENT
                                       TO
                     SEPARATION OF EMPLOYMENT AGREEMENT AND
                    GENERAL RELEASE AND CONSULTING AGREEMENT

         WHEREAS, Timothy M. Leonard (hereinafter "Leonard") and DBT Online, Inc., a Pennsylvania Corporation (hereinafter the "company") entered into a Separation of Employment Agreement and General Release and Consulting Agreement, dated January 7, 2000 (the "agreement");

         WHEREAS, the parties hereto now desire to amend the;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties, intending to be legally bound, agree as follows:

         1. The last sentence of Section 2.1 of the Agreement is hereby amended, in its entirely, to read as follows:

                  "During the Consulting Term, Leonard shall be considered a "Key Advisor", as defined under the Company's Stock Option Plan, for purposes of determining the time during which stock options granted under the Stock Option Plan become and continue to be exercisable."

         2. Subsection (h) of Section 3 of the Agreement is hereby amended, in its entirety, to read as follows:

                  "With respect to stock options granted to Leonard on January 13, 1997, June 4, 1997, and August 2, 1999, the parties agree that such stock options shall become and continue to be exercisable in accordance with their terms".

         3. Exhibit 1 to the Agreement is deleted in its entirety.

         4. Except as expressly amended hereby, the terms of the Agreement shall continue in full force and effect.


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         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Amendment to the Agreement this 11th day of February, 2000.



/s/ Timothy M. Leonard                      DBT ONLINE, INC.
--------------------------------
Timothy M. Leonard

                                            By: /s/ J. Henry
                                                --------------------------------






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